Exhibit 99.1

PRESS RELEASE	EAGLE BANCORP, INC.
FOR IMMEDIATE RELEASE	CONTACT:
Michael T. Flynn
March 2, 2015	301.986.1800

EAGLE BANCORP ANNOUNCES COMMENCEMENT OF COMMON STOCK OFFERING

BETHESDA, MD. Eagle Bancorp, Inc. (the “Company”) (NASDAQ: EGBN), the parent company of EagleBank, Bethesda, Maryland, today announced that it had commenced a public offering of 1.9 million shares of its common stock. The shares will be issued pursuant to a prospectus supplement related to a new shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”). The Company expects to use the net proceeds from this offering for general corporate purposes, including, among other uses, payment of the redemption price (including any accrued but unpaid dividends to the date of redemption) of the $71.9 million liquidation amount of the Company’s outstanding preferred stock issued pursuant to the Small Business Lending Fund Program prior to the increase of the dividend rate in January 2016, support for organic growth, de novo branching, and potential opportunistic acquisitions, should appropriate opportunities arise.

Sandler O’Neill + Partners, L.P. will serve as sole underwriter for the offering.  The Company intends to grant the underwriter a 30-day option to purchase from the Company up to an additional 285,000 shares of the Company’s common stock to cover over-allotments, if any.

This announcement is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, which is made only by means of a prospectus supplement and related base prospectus, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  On March 2, 2015 the Company filed a shelf registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates.  The sale of shares of common stock in the underwritten offering will be made pursuant to a prospectus supplement to the base prospectus dated March 2, 2015.  Before you invest, you should read the base prospectus in the registration statement, the preliminary prospectus supplement relating to the offering and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering without charge by visiting the SEC’s website at www.sec.gov, or from Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations, or by phone at 1-866-805-4128.

About Eagle Bancorp: The Company is the holding company for EagleBank which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland and operates through twenty-two full service branch offices, located in Montgomery County, Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace.

Forward-Looking Statements.  This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of the Company’s operations and policies and regarding general economic conditions. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Because of these uncertainties and the assumptions on which the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. Readers are cautioned against placing undue reliance on such forward-looking statements.  Past results are not necessarily indicative of future performance.  For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and other filings with the SEC. The Company specifically disclaims any obligation to update any factor or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.